Exhibit 99.1

PRESS RELEASE

AST SpaceMobile Announces Launch Services Agreement to Deploy 693-Square-Foot Phased Array Spacecraft for Direct-to-Cell Phone Connectivity Testing

MIDLAND, TX, July 29, 2021 – AST SpaceMobile, Inc. (NASDAQ:ASTS), the company building the first and only space-based cellular broadband network accessible directly by standard mobile phones, today announced an agreement with Space Exploration Technologies Corp. (“SpaceX”) for the launch of its next prototype spacecraft, BlueWalker 3.

BlueWalker 3 is expected to launch aboard a SpaceX mission from Cape Canaveral, Florida, in March 2022. The spacecraft has an aperture of 693 square feet and is designed to communicate directly with cell phones via 3GPP standard frequencies.

“We’re pleased to launch with US-based SpaceX, which allows us to deploy BlueWalker 3 from our own backyard,” said Scott Wisniewski, Executive Vice President and Chief Strategy Officer of AST SpaceMobile. “The spacecraft will be the second prototype to leverage our patented technology.”

AST SpaceMobile’s mission is to eliminate the connectivity gaps faced by today’s five billion mobile subscribers moving in and out of coverage zones, and bring cellular broadband to approximately half of the world’s population who remain unconnected.

Partners in this effort are leading global wireless infrastructure companies, including Rakuten, Vodafone and American Tower. As of June 30, 2021, AST SpaceMobile has entered into agreements and understandings with mobile network operators which collectively cover approximately 1.4 billion mobile subscribers.

Click here to learn more about how the technology works.

About AST SpaceMobile

AST SpaceMobile is building the first and only global broadband cellular network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our team of engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. Follow AST SpaceMobile on Facebook, Twitter, LinkedIn and YouTube. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede memoranda of understanding; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 8-K dated April 12, 2021.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 8-K dated April 12, 2021. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Brandyn Bissinger

press@ast-science.com

+1 866 845 6521